FIRST AMENDMENT
TO
THE AMENDED AND RESTATED EMPLOYMENT AGREEMENT
BY AND BETWEEN
PINNACLE FOODS HOLDING CORPORATION
AND
C. DEAN METROPOULOS

This First Amendment to the Amended and Restated Employment Agreement by and between Pinnacle Foods Holding Corporation and C. Dean Metropoulos ("First Amendment") is made as of February 10, 2007 by and between Pinnacle Foods Group Inc. (successor to Pinnacle Foods Holding Corporation) ("Company") and C. Dean Metropoulos ("Executive"). Pinnacle Foods Corporation is a party to this First Amendment because it is a party to the Employment Agreement as provided therein.

RECITALS

    The Company and the Executive have previously entered into that certain Amended and Restated Employment Agreement, dated as of November 25, 2003 (the "Employment Agreement").

    Pinnacle Foods Group Inc. is a successor (as that term is used in Section 9 of the Employment Agreement) to Pinnacle Foods Holding Corporation and, as such, the Employment Agreement is binding on Pinnacle Foods Group Inc.

    Crunch Holding Corp ("Crunch"), Peak Holdings LLC, Peak Acquisition Corp and Peak Finance LLC contemplate entering into that certain Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Peak Acquisition Corp shall be merged with and into Crunch (the "Merger") and Crunch shall be the surviving corporation.

    The parties desire to amend the terms of the Employment Agreement, as follows:

AGREEMENTS

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this First Amendment hereby agree as follows:

    Amendment to Section 3(b). The Employment Agreement is hereby amended to add the following as Section 3(b)(vi):

    "The "Closing" means the closing of the merger resulting from Crunch, Peak Holdings LLC, Peak Acquisition Corp and Peak Finance LLC entering into that certain Agreement and Plan of Merger (the "Merger Agreement") pursuant to which Peak Acquisition Corp shall be merged with and into Crunch and Crunch shall be the surviving corporation."

    Amendment to Section 3(c). The Employment Agreement is hereby amended to add the following as Section 3(c)(iii):

"As of the Closing. Effective as of the Closing, Executive's employment with the Company and, if applicable, its subsidiaries and ultimate parent entity shall be terminated by the Company without cause, and Executive shall receive from the Company:

    in accordance with the terms of the Employment Agreement, those payments set forth in Section 3(c)(ii)(A) and (B) of the Employment Agreement;

    in cash on the Closing, the amount of $6,000,000 (the "Closing Severance Amount"), which shall be in lieu of the Severance Amount otherwise due under Section 3(c)(ii)(C) of the Employment Agreement;

    in accordance with the terms of the Employment Agreement, those benefits set forth in Section 3(c)(ii)(D) of the Employment Agreement with respect to the "Welfare Plan", and in cash on the Closing, the following amounts in lieu of the "Other Benefits" to which Executive would otherwise be entitled under Section 3(c)(ii)(D) of the Employment Agreement: (v) $50,000 (club membership), (w) $47,000 (company car), (x) $50,000 (secretarial support), (y) $50,000 (tax/accounting services)," and (z) $0 (office rent).

    Amendment to Section 4. The Employment Agreement is hereby amended to modify Section 4 as follows:

    "Mutual Release. Payment of the Severance Amount or the Closing Severance Amount shall be conditioned upon the execution by Executive and the Company of a valid mutual release, to be prepared by the Company, in which the Executive and the Company mutually release each other, to the maximum extent permitted by law, from any and all claims either may have against the other that relate to or arise out of Executive's employment or termination of employment, except such claims arising under this Agreement, any employee benefit plan or any other written plan or agreement."

    Deletion of Section 5. The Employment Agreement is hereby amended to delete Section 5.

    References to the "Agreement" in the Employment Agreement. All references to the "Agreement" in the Employment Agreement shall be deemed to include the Employment Agreement as amended by this First Amendment, and the Employment Agreement as so amended shall be in full force and effect as of its signing by all parties hereto.

    Termination. This First Amendment shall automatically terminate upon any termination of the Merger Agreement prior to the Closing.

IN WITNESS WHEREOF, the parties hereto have executed this First Amendment on the date first written above.

PINNACLE FOODS GROUP INC.

By: /s/ Michael J. Cramer

Name: Michael J. Cramer

Title: Executive Vice President

PINNACLE FOODS CORPORATION

By: /s/ Michael J. Cramer

Name: Michael J. Cramer

Title: Executive Vice President

EXECUTIVE:

/s/ C. Dean Metropoulos

C. Dean Metropoulos